Exhibit 8.1

The particulars of the Company’s subsidiaries as of December 31, 2025 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yuchai Foundry Company Limited (Formerly known as Guangxi Yuchai Accessories Manufacturing Company Limited)	PRC	—	76.4%
Guangxi Yuchai Exhaust Technology Co., Ltd.	PRC	—	76.4%
Guangxi Yuchai Mould Equipment Company Limited	PRC	—	76.4%
Guangxi Yuchai Precision Mould Technology Co., Ltd	PRC	—	48.8%(1)
Guangxi Yuchai Machinery Sales and Marketing Development Co., Ltd.	PRC	—	54.9%
Jining Yuchai Engine Company Limited	PRC	—	76.4%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Urumqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanjing Yuchai Automobile Service Co., Ltd	PRC	—	54.9%
Wuhan Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd.	PRC	—	76.4%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangxi Shang Lin Food Co., Ltd.	PRC	—	76.4%
Yuchai Simlan Technology Co., Ltd. (Formerly known as Yuchai Xin-Lan New Energy Power Technology Co., Ltd. )	PRC	—	67.0%
Yuchai Cynland (Jiangsu) Hyentech Co., Ltd. (Formerly known as Yuchai Xin-Lan (Jiangsu) Hydrogen Energy Technology Co., Ltd. and Jiangsu UniTrump Power Technology Co., Ltd.)	PRC	—	67.0%
Guangxi Yuchai Marine and Genset Power Co., Ltd.	PRC	—	71.8%(2)
Guangxi Yuchai Marine and Genset Power Solutions Co., Ltd.	PRC	—	53.9%(3)
Guangxi Yuchai Deyou Engine Systems Co., Ltd.	PRC	—	71.8%
Yuchai Power System (Thailand) Co., Ltd.	Thailand	—	76.4%
Guangxi SKY Cloud Technology Co., Ltd. (Formerly known as Guangxi Xing Yun Cloud Technology Co., Ltd.)	PRC	—	62.8%(4)
Guangxi Yulin SKY Cloud Technology Co., Ltd.	PRC	—	62.8%
Guangzhou Tongju Commerce and Trade Company Limited	PRC	—	54.9%
Hunan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	54.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%
Sichuan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
YC Europe Co., Limited	Hong Kong	—	57.3%
YC-Europe GmbH	Germany	—	57.3%
Grace Star Services Ltd.	British Virgin Islands (“BVI”)	—	100.0%
Venture Delta Limited	BVI	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	49.1%(5)

(1)
Guangxi Yuchai Precision Mould Technology Co., Ltd. was established in October 2025 by Guangxi Yuchai Mould Equipment Company Limited with Liuzhou Bohao Machinery Co., Ltd. primarily engaging in the production of stamping die and stamping vehicle components for new energy vehicles.
(2)
In 2025, Yuchai’s interest in Guangxi Yuchai Marine and Genset Power Co., Ltd. (“MGP”) increased by 0.55% following the acquisition of a Partnership Interest from a participant who withdrew from the Yuchai Equity Scheme, such that the Company’s effective interest in MGP increased from 71.4% to 71.8% as at December 31, 2025. The ownership of the acquired Partnership Interest remains subject to the terms of the Yuchai Equity Scheme.
(3)
Guangxi Yuchai Marine and Genset Power Solutions Co., Ltd. (“MGPS”) established in July 2025 by MGP for the manufacturing and sale of generator engines and generator sets, as well as general equipment manufacturing and related technical and engineering services.
(4)
As Yuchai reduced its equity interest in Guangxi SKY Cloud Technology Co., Ltd. (“Sky Cloud”) from 100% to 82.24% following the implementation of the Sky Cloud Equity Plan, our Company’s equity interest in Sky Cloud reduced from 76.4% to 62.8%.
(5)
We consolidate HLGE as a subsidiary, we are able to govern the financial and operating policies of HLGE. As of February 27, 2026, our shareholding interest in HLGE was 49.1%.

Note:

Suzhou Yuchai Machinery Monopoly Company Limited, a 54.9% indirectly owned subsidiary of the Company was dissolved in October 2025.